Exhibit 99.1

Press Contact:	Investor Relations Contact:
Robyn Jenkins-Blum	Marilyn Mora
Cisco	Cisco
1 (408) 853-9848	1 (408) 527-7452
rojenkin@cisco.com	marilmor@cisco.com

CISCO REPORTS FIRST QUARTER EARNINGS

Return to Growth, Strongest Q1 Revenue in History

•	Q1 Revenue: $12.2 billion (increase of 1% year over year)

•	Q1 Earnings per Share: $0.35 GAAP; $0.54 non-GAAP

SAN JOSE, Calif. – November 12, 2014 – Cisco, the worldwide leader in networking that transforms how people connect, communicate and collaborate, today reported its first quarter results for the period ended October 25, 2014. Cisco reported first quarter revenue of $12.2 billion, net income on a generally accepted accounting principles (GAAP) basis of $1.8 billion or $0.35 per share, and non-GAAP net income of $2.8 billion or $0.54 per share.

“We are pleased with our results and are very comfortable in our strategy to deliver innovative solutions which enable the next generation of IT and the Internet of Everything. This was our strongest Q1 ever in terms of revenue, non-GAAP operating income, and non-GAAP EPS,” stated Cisco chairman and CEO John Chambers. “We continue to make progress towards becoming the #1 IT company in the world. We are still in a tough environment, but seeing encouraging trends as cities, businesses, governments and schools are becoming more digitized. Our solutions continue to drive positive outcomes and enable productivity through the combination of collaboration, mobility, security and efficiency across our customers’ businesses.”

GAAP Results

	Q1 2015	Q1 2014	Vs. Q1 2014
Revenue	$12.2 billion	$12.1 billion	1.3%
Net Income	$1.8 billion	$2.0 billion	(8.4)%
Earnings per Share	$0.35	$0.37	(5.4)%

Non-GAAP Results

	Q1 2015	Q1 2014	Vs. Q1 2014
Net Income	$2.8 billion	$2.9 billion	(2.3)%
Earnings per Share	$0.54	$0.53	1.9%

A reconciliation between net income on a GAAP basis and non-GAAP net income is provided in the table following the Consolidated Statements of Operations.

Cisco will discuss first quarter results and business outlook on a conference call and webcast at 1:30 p.m. Pacific Time today. Call information and related charts are available at http://investor.cisco.com.

CFO Transition

Frank Calderoni recently notified Cisco of his decision to step down as executive vice president and chief financial officer of Cisco, effective January 1, 2015. Cisco plans to appoint Kelly A. Kramer to succeed Mr. Calderoni. She is currently senior vice president, Business Technology and Operations Finance of Cisco.

Cash and Cash Equivalents and Investments

•	Cash flows from operations were $2.5 billion for the first quarter of fiscal 2015, compared with $3.6 billion for the fourth quarter of fiscal 2014, and compared with $2.6 billion for the first quarter of fiscal 2014.

•	Cash and cash equivalents and investments were $52.1 billion at the end of the first quarter of fiscal 2015, compared with $52.1 billion at the end of the fourth quarter of fiscal 2014, and compared with $48.2 billion at the end of the first quarter of fiscal 2014.

Dividends and Stock Repurchase Program

•	During the first quarter of fiscal 2015, Cisco paid a cash dividend of $0.19 per common share, or $973 million.

•	Cisco repurchased approximately 41 million shares of common stock under the stock repurchase program at an average price of $24.58 per share for an aggregate purchase price of $1.0 billion during the first quarter of fiscal 2015. As of October 25, 2014, Cisco had repurchased and retired 4.3 billion shares of Cisco common stock at an average price of $20.66 per share for an aggregate purchase price of approximately $89.5 billion since the inception of the stock repurchase program. The remaining authorized amount for stock repurchases under this program is approximately $7.5 billion with no termination date.

“We had a solid quarter delivering results for Q1 consistent with our expectations,” stated Frank Calderoni, Cisco executive vice president and chief financial officer. “Our strong cash flow, balance sheet, and ongoing commitment to return capital to shareholders demonstrates the strength of our strategy.”

Internet of Everything

•	Cisco unveiled new Cisco® Connected Transportation Solutions designed to offer a safer and more productive commuter experience via the Internet of Everything (IoE).

•	Cisco and the City of Berlin announced an IoE Innovation Center, to be located in Berlin, which will focus on manufacturing, transport and logistics.

•	Marking the next phase of its expansion in India, Cisco unveiled the “Cisco Smart City” as a blueprint for the future of smart and connected communities in India.

•	Cisco announced new Connected Safety and Security solutions that add intelligence and analytics from the core to the edge to help protect cities and businesses.

•	Cisco outlined an expansion of its fog computing strategy with the second phase of its IOx platform for industrial scale Internet of Things (IoT) deployments.

•	Addressing the growing demand for IoE skills, the Cisco Networking Academy announced the first global IoE curriculum.

Fast IT

•	Cisco broadened its storage networking portfolio to address the massive data growth across small-to cloud-scale storage networks.

•	Cisco introduced innovations to its Unified Computing System™ business, delivering a broader and more powerful portfolio of technologies to help customers capitalize on rapidly changing landscapes in business and IT.

•	Cisco introduced ASA with FirePOWER — the industry’s first threat-focused next-generation firewall.

•	Cisco announced that it has added the support of more than 30 additional companies to its Intercloud ecosystem, expanding the reach of the global Intercloud by 250 additional data centers in 50 countries.

•	Cisco announced that Shell has deployed the Cisco Secure Ops Solution to increase security maturity level by improving its cyber security and risk management while lowering costs of delivery and operations.

•	Cisco expanded its Videoscape™ Virtualized Video Processing solution, the industry’s first fully orchestrated and virtualized solution, to enable faster, cost-effective scaling for multi-screen video workers.

Innovation

•	Cisco and Red Hat announced a new integrated infrastructure solution for OpenStack-based cloud deployments.

•	Cisco completed the acquisition of Metacloud, Inc. Metacloud’s OpenStack-based cloud platform is expected to help accelerate Cisco’s strategy to build the world’s largest global Intercloud.

•	Cisco completed the acquisition of Memoir Systems enabling the proliferation of affordable, fast memory for existing Cisco switch ASICs and helping advance Cisco’s ASIC innovations necessary to meet next-generation IT requirements.

Editor’s Notes:

•	Q1 fiscal year 2015 conference call to discuss Cisco’s results along with its business outlook will be held on Wednesday, November 12, 2014 at 1:30 p.m. Pacific Time. Conference call number is 1-888-848-6507 (United States) or 1-212-519-0847 (international).

•	Conference call replay will be available from 4:00 p.m. Pacific Time, November 12, 2014 to 11:59 p.m. Pacific Time, on November 19, 2014 at 1-800-835-3804 (United States) or 1-402-280-1654 (international). The replay will also be available via webcast from November 12, 2014 through January 16, 2015 on the Cisco Investor Relations website at http://investor.cisco.com.

•	Additional information regarding Cisco’s financials, as well as a webcast of the conference call with visuals designed to guide participants through the call, will be available at 1:30 p.m. Pacific Time, November 12, 2014. Text of the conference call’s prepared remarks will be available within 24 hours of completion of the call. The webcast will include both the prepared remarks and the question-and-answer session. This information, along with GAAP reconciliation information, will be available on the Cisco Investor Relations website at http://investor.cisco.com.

About Cisco

Cisco (NASDAQ: CSCO) is the worldwide leader in IT that helps companies seize the opportunities of tomorrow by proving that amazing things can happen when you connect the previously unconnected. For ongoing news, please go to http://thenetwork.cisco.com.

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This release may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among other things, statements regarding future events (such as our strategy, our goal to become the #1 IT company, return of capital to shareholders and the ability of our solutions to drive positive outcomes and enable productivity in our customers’ businesses) and the future financial performance of Cisco that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors, including: business and economic conditions and growth trends in the networking industry, our customer markets and various geographic regions; global economic conditions and uncertainties in the geopolitical environment; overall information technology spending; the growth and evolution of the Internet and levels of capital spending on Internet-based systems; variations in customer demand for products and services, including sales to the service provider market and other customer markets; the return on our investments in certain priorities, including our foundational priorities, and in certain geographical locations; the timing of orders and manufacturing and customer lead times; changes in customer order patterns or customer mix; insufficient, excess or obsolete inventory; variability of component costs; variations in sales channels, product costs or mix of products sold; our ability to successfully acquire businesses and technologies and to successfully integrate and operate these acquired businesses and technologies; our ability to achieve expected benefits of our partnerships; increased competition in our product and service markets, including the data center; dependence on the introduction and market acceptance of new product offerings and standards; rapid technological and market change; manufacturing and sourcing risks; product defects and returns; litigation involving patents, intellectual property, antitrust, shareholder and other matters, and governmental investigations; natural catastrophic events; a pandemic or epidemic; our ability to achieve the benefits anticipated from our investments in sales, engineering, service, marketing and manufacturing activities; our ability to recruit and retain key personnel; our ability to manage financial risk, and to manage expenses during economic downturns; risks related to the global nature of our operations, including our operations in emerging markets; currency fluctuations and other international factors; changes in provision for income taxes, including changes in tax laws and regulations or adverse outcomes resulting from examinations of our income tax returns; potential volatility in operating results; and other factors listed in Cisco’s most recent report on Form 10-K filed on September 9, 2014. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in Cisco’s most recent report on Form 10-K as it may be amended from time to time. Cisco’s results of operations for the three months ended October 25, 2014 are not necessarily indicative of Cisco’s operating results for any future periods. Any projections in this release are based on limited information currently available to Cisco, which is subject to change. Although any such projections and the factors influencing them will likely change, Cisco will not necessarily update the information, since Cisco will only provide guidance at certain points during the year. Such information speaks only as of the date of this release.

This release includes non-GAAP net income, non-GAAP effective tax rates, non-GAAP net income per share data, non-GAAP inventory turns and free cash flow.

These non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-

GAAP measures are not based on any comprehensive set of accounting rules or principles. Cisco believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Cisco’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Cisco’s results of operations in conjunction with the corresponding GAAP measures.

Cisco believes that the presentation of non-GAAP net income, non-GAAP effective tax rates, and non-GAAP net income per share data, when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to its financial condition and results of operations. In addition, Cisco believes that the presentation of non-GAAP inventory turns provides useful information to investors and management regarding financial and business trends relating to inventory management based on the operating activities of the periods presented. Cisco believes that the presentation of free cash flow, which it defines as the net cash provided by operating activities less cash used to acquire property and equipment, to be a liquidity measure that provides useful information to management and investors because of its intent to return a stated percentage of free cash flow to shareholders in the form of dividends and stock repurchases. Cisco further regards free cash flow as a useful measure because it reflects cash that can be used to, among other things, invest in its business, make strategic acquisitions, repurchase common stock, and pay dividends on its common stock, after deducting capital investments.

For its internal budgeting process, Cisco’s management uses financial statements that do not include, when applicable, share-based compensation expense, amortization of acquisition-related intangible assets, impact to cost of sales from purchase accounting adjustments to inventory, acquisition-related/divestiture costs, significant asset impairments and restructurings, significant litigation and other contingencies, the income tax effects of the foregoing, and significant tax matters. Cisco’s management also uses the foregoing non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the financial results of Cisco. In prior periods, Cisco has excluded other items that it no longer excludes for purposes of its non-GAAP financial measures. From time to time in the future there may be other items that Cisco may exclude for purposes of its internal budgeting process and in reviewing its financial results. For additional information on the items excluded by Cisco from one or more of its non-GAAP financial measures, refer to the Form 8-K regarding this release furnished today to the Securities and Exchange Commission.

Copyright © 2014 Cisco and/or its affiliates. All rights reserved. Cisco, the Cisco logo, Unified Computing System, and Videoscape are trademarks or registered trademarks of Cisco and/or its affiliates in the U.S. and other countries. To view a list of Cisco trademarks, go to: www.cisco.com/go/trademarks. Third-party trademarks mentioned in this document are the property of their respective owners. The use of the word partner does not imply a partnership relationship between Cisco and any other company. This document is Cisco Public Information.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per-share amounts)

(Unaudited)

	Three Months Ended
	October 25, 2014	October 26, 2013
REVENUE:
Product	$9,435	$9,397
Service	2,810	2,688

Total revenue	12,245	12,085

COST OF SALES:
Product	3,919	3,747
Service	993	931

Total cost of sales	4,912	4,678

GROSS MARGIN	7,333	7,407
OPERATING EXPENSES:
Research and development	1,583	1,724
Sales and marketing	2,515	2,411
General and administrative	504	515
Amortization of purchased intangible assets	71	65
Restructuring and other charges	318	237

Total operating expenses	4,991	4,952

OPERATING INCOME	2,342	2,455
Interest income	179	169
Interest expense	(139)	(140)
Other income (loss), net	(22)	56

Interest and other income (loss), net	18	85

INCOME BEFORE PROVISION FOR INCOME TAXES	2,360	2,540
Provision for income taxes	532	544

NET INCOME	$1,828	$1,996

Net income per share:
Basic	$0.36	$0.37

Diluted	$0.35	$0.37

Shares used in per-share calculation:
Basic	5,112	5,378

Diluted	5,156	5,430

Cash dividends declared per common share	$0.19	$0.17

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME

(In millions, except per-share amounts)

	Three Months Ended
	October 25, 2014	October 26, 2013
GAAP net income	$1,828	$1,996
Adjustments to cost of sales:
Share-based compensation expense	48	43
Amortization of acquisition-related intangible assets	181	167
Patent portfolio charge	188	—

Total adjustments to GAAP cost of sales	417	210

Adjustments to operating expenses:
Share-based compensation expense	325	269
Amortization of acquisition-related intangible assets	71	65
Acquisition-related/divestiture costs	101	308
Significant asset impairments and restructurings	318	237

Total adjustments to GAAP operating expenses	815	879

Total adjustments to GAAP income before provision for income taxes	1,232	1,089

Income tax effect of non-GAAP adjustments	(258)	(218)

Non-GAAP net income	$2,802	$2,867

Diluted net income per share:
GAAP	$0.35	$0.37

Non-GAAP	$0.54	$0.53

RECONCILIATION OF GAAP TO NON-GAAP EFFECTIVE TAX RATE

	Three Months Ended
	October 25, 2014	October 26, 2013
GAAP effective tax rate	22.5%	21.4%
Tax effect of non-GAAP adjustments to net income	(0.5)%	(0.4)%

Non-GAAP effective tax rate	22.0%	21.0%

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	October 25, 2014	July 26, 2014
ASSETS
Current assets:
Cash and cash equivalents	$4,387	$6,726
Investments	47,720	45,348
Accounts receivable, net of allowance for doubtful accounts of $276 at October 25, 2014 and $265 at July 26, 2014	4,375	5,157
Inventories	1,676	1,591
Financing receivables, net	4,265	4,153
Deferred tax assets	2,689	2,808
Other current assets	1,284	1,331

Total current assets	66,396	67,114
Property and equipment, net	3,233	3,252
Financing receivables, net	3,691	3,918
Goodwill	24,364	24,239
Purchased intangible assets, net	3,066	3,280
Other assets	3,228	3,331

TOTAL ASSETS	$103,978	$105,134

LIABILITIES AND EQUITY
Current liabilities:
Short-term debt	$1,357	$508
Accounts payable	1,022	1,032
Income taxes payable	94	159
Accrued compensation	2,638	3,181
Deferred revenue	9,449	9,478
Other current liabilities	5,496	5,451

Total current liabilities	20,056	19,809
Long-term debt	19,615	20,401
Income taxes payable	1,504	1,851
Deferred revenue	4,295	4,664
Other long-term liabilities	1,793	1,748

Total liabilities	47,263	48,473
Total equity	56,715	56,661

TOTAL LIABILITIES AND EQUITY	$103,978	$105,134

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Three Months Ended
	October 25, 2014	October 26, 2013
Cash flows from operating activities:
Net income	$1,828	$1,996
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization, and other	596	591
Share-based compensation expense	369	309
Provision for receivables	43	23
Deferred income taxes	236	130
Excess tax benefits from share-based compensation	(71)	(55)
(Gains) losses on investments and other, net	29	(108)
Change in operating assets and liabilities, net of effects of acquisitions and divestitures:
Accounts receivable	723	361
Inventories	(107)	22
Financing receivables	(2)	(37)
Other assets	5	28
Accounts payable	(5)	(29)
Income taxes, net	(398)	(389)
Accrued compensation	(495)	(460)
Deferred revenue	(328)	(307)
Other liabilities	68	574

Net cash provided by operating activities	2,491	2,649

Cash flows from investing activities:
Purchases of investments	(9,761)	(8,835)
Proceeds from sales of investments	3,450	4,733
Proceeds from maturities of investments	3,906	4,058
Acquisition of businesses, net of cash and cash equivalents acquired	(184)	(2,447)
Purchases of investments in privately held companies	(50)	(134)
Return of investments in privately held companies	42	33
Acquisition of property and equipment	(285)	(315)
Proceeds from sales of property and equipment	3	156
Other	2	(4)

Net cash used in investing activities	(2,877)	(2,755)

Cash flows from financing activities:
Issuances of common stock	353	444
Repurchases of common stock - repurchase program	(1,088)	(1,898)
Shares repurchased for tax withholdings on vesting of restricted stock units	(342)	(286)
Short-term borrowings, original maturities less than 90 days, net	(4)	(2)
Issuances of debt	—	4
Repayments of debt	(3)	—
Excess tax benefits from share-based compensation	71	55
Dividends paid	(973)	(914)
Other	33	32

Net cash used in financing activities	(1,953)	(2,565)

Net decrease in cash and cash equivalents	(2,339)	(2,671)
Cash and cash equivalents, beginning of period	6,726	7,925

Cash and cash equivalents, end of period	$4,387	$5,254

Supplemental cash flow information:
Cash paid for interest	$263	$221
Cash paid for income taxes, net	$694	$803

CASH AND CASH EQUIVALENTS AND INVESTMENTS

(In millions)

	October 25, 2014	July 26, 2014
Cash and cash equivalents and investments:
Cash and cash equivalents	$4,387	$6,726
Fixed income securities	45,923	43,396
Publicly traded equity securities	1,797	1,952

Total	$52,107	$52,074

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES

TO FREE CASH FLOW (NON-GAAP)

(In millions)

	Three Months Ended
	October 25, 2014	July 26, 2014	October 26, 2013
Net cash provided by operating activities	$2,491	$3,612	$2,649
Acquisition of property and equipment	(285)	(325)	(315)

Free cash flow	$2,206	$3,287	$2,334

DIVIDENDS PAID AND REPURCHASES OF COMMON STOCK

(In millions, except per-share amounts)

	DIVIDENDS		STOCK REPURCHASE PROGRAM			TOTAL
Quarter Ended	Per Share	Amount	Shares	Weighted- Average Price per Share	Amount	Amount
Fiscal 2015
October 25, 2014	$0.19	$973	41	$24.58	$1,013	$1,986
Fiscal 2014
July 26, 2014	$0.19	$974	61	$25.11	$1,514	$2,488
April 26, 2014	0.19	974	90	$22.24	2,005	2,979
January 25, 2014	0.17	896	185	$21.73	4,020	4,916
October 26, 2013	0.17	914	84	$23.65	2,000	2,914

Total	$0.72	$3,758	420	$22.71	$9,539	$13,297

ACCOUNTS RECEIVABLE AND DSO

(In millions, except DSO)

	October 25, 2014	July 26, 2014	October 26, 2013
Accounts receivable, net	$4,375	$5,157	$5,188
Days sales outstanding in accounts receivable (DSO)	33	38	39

INVENTORIES

(In millions)

	October 25, 2014	July 26, 2014	October 26, 2013
Inventories:
Raw materials	$173	$77	$80
Work in process	3	5	7
Finished goods:
Distributor inventory and deferred cost of sales	654	595	619
Manufactured finished goods	535	606	464

Total finished goods	1,189	1,201	1,083
Service-related spares	275	273	257
Demonstration systems	36	35	39

Total	$1,676	$1,591	$1,466

INVENTORY TURNS AND RECONCILIATION OF GAAP TO NON-GAAP

COST OF SALES USED IN INVENTORY TURNS

(In millions, except annualized inventory turns)

	Three Months Ended
	October 25, 2014	July 26, 2014	October 26, 2013
Annualized inventory turns - GAAP	12.0	12.7	12.7
Cost of sales adjustments	(1.0)	(0.6)	(0.6)

Annualized inventory turns - non-GAAP	11.0	12.1	12.1
GAAP cost of sales	$4,912	$4,952	$4,678
Cost of sales adjustments:
Share-based compensation expense	(48)	(49)	(43)
Amortization of acquisition-related intangible assets	(181)	(180)	(167)
Acquisition-related/divestiture costs	—	(1)	—
Patent portfolio charge	(188)	—	—

Non-GAAP cost of sales	$4,495	$4,722	$4,468

DEFERRED REVENUE

(In millions)

	October 25, 2014	July 26, 2014	October 26, 2013
Deferred revenue:
Service	$9,029	$9,640	$8,896
Product:
Unrecognized revenue on product shipments and other deferred revenue	4,056	3,924	3,628
Cash receipts related to unrecognized revenue from two-tier distributors	659	578	683

Total product deferred revenue	4,715	4,502	4,311

Total	$13,744	$14,142	$13,207

Reported as:
Current	$9,449	$9,478	$9,212
Noncurrent	4,295	4,664	3,995

Total	$13,744	$14,142	$13,207

SUMMARY OF SHARE-BASED COMPENSATION EXPENSE

(In millions)

	Three Months Ended
	October 25, 2014	October 26, 2013
Cost of sales - product	$11	$10
Cost of sales - service	37	33

Share-based compensation expense in cost of sales	48	43

Research and development	119	92
Sales and marketing	147	123
General and administrative	59	54
Restructuring and other charges	(4)	(3)

Share-based compensation expense in operating expenses	321	266

Total share-based compensation expense	$369	$309

Income tax benefit for share-based compensation	$94	$78